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                                                                   EXHIBIT 10.28

             AMENDMENT NO. 1 TO MANAGEMENT EQUITY ROLLOVER AGREEMENT

            AMENDMENT NO. 1 TO MANAGEMENT EQUITY ROLLOVER AGREEMENT ("Amendment") dated as of December 15, 2003, by and among TA Operating Corporation, a Delaware corporation (the "Company"), TravelCenters of America, Inc., a Delaware corporation ("Holdings"), and James W. George (the "Employee").

            WHEREAS, Holdings, as successor by merger to TCA Acquisition Corporation, and the Employee are parties to a Management Equity Rollover Agreement dated November 9, 2000 (the "Management Equity Rollover Agreement"); and

            WHEREAS, the parties desire to modify the Management Equity Rollover Agreement as hereinafter set forth; and

            WHEREAS, Section 11.2(b) of the Management Equity Rollover Agreement permit the parties thereto to amend such agreement in a writing signed by each party.

            NOW, THEREFORE, in consideration of the parties' mutual desire to modify the Management Equity Rollover Agreement, and the mutual covenants herein contained, the parties agree as follows effective December 15, 2003:

            Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Management Equity Rollover Agreement.

            1. Section 4.1 of the Management Equity Rollover Agreement shall be deleted in its entirety, and the following shall be inserted therefor:

            "4.1 Repurchase - Death or Disability. In the event of a termination of Management Employee's employment with the Company (a "Termination") by reason of Management Employee's death or Disability, then the Company, by written notice delivered within sixty (60) days after the Termination (the "Call Exercise Notice")
            to the Management Employee or his estate, legal representative or committee, as the case may be (the "Departing Purchaser"), shall have the right, but not the obligation to purchase, and if the Company exercises such right, the Departing Purchaser and any Permitted Transferees shall have the obligation to sell, such number of TravelCenters Common Stock specified in the Call
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            Exercise Notice, which number may be any or all of the TravelCenters
            Common Stock held by the Departing Purchaser and any Permitted Transferees, at a price per share equal to the Fair Market Value thereof as of the date of such Termination. In the event that, following the Termination, the Company does not exercise its right under this section to repurchase the TravelCenters Common Stock held by the Departing Purchaser, then until sixty (60) days following the date on which the Company ceased to be entitled to purchase such TravelCenters Common Stock pursuant to this section (or affirmatively waived in writing its right to do so) such Departing Purchaser shall have the right and option (the "Put Option") to require the Company to purchase any or all of the TravelCenters Common Stock held by such Departing Purchaser and such Departing Purchasers' Permitted Transferees by delivering written notice of exercise (the "Put Exercise Notice") to the Company setting forth the number of such TravelCenters Common Stock subject to the Put Option. If the Departing Purchaser shall exercise the Put Option, then the Company shall purchase and the Departing Purchaser and such Departing Purchaser's Permitted Transferees shall sell, such number of TravelCenters Common Stock set forth in the Put Exercise Notice held by such persons at a price per share equal to the Fair Market Value thereof as of the date of such Termination.

            2. Section 4.2 of the Management Equity Rollover Agreement shall be deleted in its entirety, and the following shall be inserted therefore:

            "4.2 Repurchase - Scheduled Retirement. In the event of a Termination by reason of Management Employee's Scheduled Retirement, Management Employee shall have the right to put to the Company upon 60, but not more than 90, days' advance written notice, and if Management Employee exercises such right, the Company shall be required to purchase from Management Employee, all or any part of the TravelCenters Common Stock and equity interests held by Management Employee as follows:

                  (a) commencing on the date of such Scheduled Retirement, the shares of TravelCenters Common Stock held by Management Employee at the Fair Market Value therefor;

                  (b) commencing on the date which is one year after the date of such Scheduled Retirement, 50% of all then exercisable TravelCenters equity interests held by Management Employee at the Fair Market Value of the TravelCenters Common Stock underlying such equity interests, minus the exercise price therefor;

                  (c) commencing on the date which is two years after the date of such Scheduled Retirement, all remaining exercisable TravelCenters equity interests held by Management Employee at the Fair Market Value of the TravelCenters Common Stock underlying such equity interests, minus the exercise price therefor;


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                  (d) notwithstanding the foregoing clauses (a), (b), and (c) of this Section 4.2, if Management Employee's Scheduled
                  Retirement is prior to the calendar year in which he has reached or will reach age 62, and Management Employee becomes employed by or renders any services to a TA Truck-Stop Competitor or has an interest in any TA Truck-Stop Competitor, whether such interest is direct or indirect, and including any interest as a partner, shareholder, trustee, consultant, officer or similarly situated person (provided, however, that in any case, the Participant may own, solely as an investment, securities of any TA Truck-Stop Competitor that are publicly traded if the Participant (a) is not a controlling person and
                  (b) does not, directly or indirectly, own five percent (5%) or more of any class of securities of such person) while such Management Employee holds TravelCenters Common Stock or equity interests, Management Employee shall have the right to put to the Company upon 60, but not more than 90, days' advance notice, and if Management Employee exercises such right, the Company shall be required to purchase from Management
                  Employee, up to 25% of the TravelCenters Common Stock and equity interests held by Management employee as of the date of such Scheduled Retirement, at a price per share equal to the Fair Market Value therefor as of such date, and if the Management Employee exercises such right, the Company shall be required to purchase the remaining 75% of the TravelCenters Common Stock and equity interests held by Management Employee as of the date of such Scheduled Retirement on each anniversary following the date of such Scheduled Retirement through the calendar year in which Management Employee reaches or will reach age 62 (with an equal number of shares and equity interests to be purchased on each anniversary date), at a price per share equal to the Fair Market Value therefor as of the anniversary date in connection with which the purchase is being made. "TA Truck-Stop Competitor," shall mean Petro, Flying J, AMBEST, PTP, Sapp Bros., All American, Rip Griffin, Bosselman's, Texaco/Equilon, Pilot, Love's, Little America, Fuel Mart and any other chain or network of national or regional "truck stops" as such term is generally understood in the trucking industry, including any affiliates or successors to any of the foregoing. Nothing in this clause (d) shall alter or affect any restrictions on Management Employee's ability to compete with the Company contained in any agreement or plan applicable to Management Employee from time to time.

            where, in each case, the Fair Market Value of a share is deemed to be its Fair Market Value (i) if the put right is exercised with proper notice as of the date of Management Employee's Scheduled Retirement or the date which is one year or two years thereafter, the Fair Market Value on the last day of the fiscal quarter which includes the date on which Management Employee provided notice of the exercise of his put right; or (ii) if the put right is exercised with proper notice as of any other date, the Fair Market Value on the last day of the fiscal quarter during which Management Employee provided notice of the exercise of his put right. The foregoing put right may be exercised by Management Employee not more


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            than two times per calendar year and is intended, notwithstanding the language of Section 5.1 of the Stock Option Agreement, dated December 26, 2001, between TravelCenters of America, Inc. and Management Employee, to be in lieu of and to supersede the Company's obligation to repurchase options contained in such Section 5.1. The foregoing provisions of this Section 4.2 to the contrary notwithstanding, if there is a Change of Control which involves the sale by stockholders of the Company other than Management Employee of shares of TravelCenters Common Stock (or the receipt of cash or other property in connection with Change of Control in respect of such shares of TravelCenters Common Stock), the Company shall be required upon the consummation of the transaction which gives rise to the Change of Control to purchase (or cause the purchase of) all remaining shares of TravelCenters Common Stock and TravelCenters equity interests held by Management Employee, at a price per share equal to the price per share paid to such stockholders pursuant to the Change of Control, minus any exercise price, as the case may be."

            3. Section 4.3 of the Management Equity Rollover Agreement shall be deleted in its entirety, and the following shall be inserted therefor:

            "4.3 Closing of Purchase. The closing of any purchase pursuant to
            Section 4.1 or 4.2 shall take place at the principal office of the Company at a mutually scheduled day and time not later than the 60th day following (a) the later of (i) the date as of which the Fair Market Value with respect to such purchase is determined or (ii) the date as of which the put right or call right is exercised, or (b) the date of the Change of Control, as the case may be."

            4. Section 4.6(a) of the Management Equity Rollover Agreement shall be deleted in its entirety, and the following substituted therefor:

            "(a) At any time the Company elects or is required to purchase any shares pursuant to this Section 4, the Company shall pay the purchase price for such shares it purchases first, by set-off of any of the Management Employee's Note (including accrued and unpaid interest thereon) and then, by the Company's delivery of a bank cashier's check or certified check for the remainder of such purchase price, if any; provided that in lieu of paying cash, the Company may pay the purchase price for any purchases of shares pursuant to Section 4.4 (other than a purchase in connection with a Scheduled Retirement, Termination without Cause or due to a Resignation with Good Reason and except as provided in Section 4.5 above) by delivery of a promissory note substantially in the form of Exhibit B hereto issued by the Company to the Management Employee with an aggregate principal amount equal to the purchase price, bearing interest at the Prime Rate per annum, payable annually in arrears on the outstanding principal amount of such note and accruing on a daily basis from the date payment is otherwise required pursuant to this Section 4, and with principal payments to Management Employee in four equal annual installments commencing on the first anniversary of the date of such note."


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            5. Section 4.7(a) of the Management Equity Rollover Agreement shall be deleted in its entirety, and the following substituted therefor:

            "(a) For purposes of this Section 4, the terms `Cause,' `Change of Control,' `Disability,' `Good Reason' and `Scheduled Retirement' have the meanings given to such terms in the Stock Option Agreement between Management Employee and TravelCenters, dated the Closing Date, as it may be amended from time to time, entered into pursuant to the TravelCenters of America, Inc. 2001 Stock Option Plan; in addition, the following terms shall have the following meanings:"


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            IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Management Equity Rollover Agreement as of the date first above written.

                                 TRAVELCENTERS OF AMERICA, INC.
                                                   ("Holdings")

                                 By:    /s/ Timothy L. Doane
                                        ----------------------------------------

                                 Name:  Timothy L. Doane
                                        ----------------------------------------

                                 Title: President and Chief Operating Officer
                                        ----------------------------------------

                                 TA OPERATING CORPORATION
                                                   ("Company")

                                 By:    /s/ James W. George
                                        ----------------------------------------

                                 Name:  James W. George
                                        ----------------------------------------

                                 Title: Executive VP and Chief Financial Officer
                                        ----------------------------------------

                                                   James W. George

                                                   ("Employee")


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